SECOND AMENDMENT TO
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

     This SECOND AMENDMENT TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into by and between Taylor Morrison, Inc., a Delaware corporation (the “Company”), and Sheryl D. Palmer (the “Executive”), effective as of October 20, 2025.

    WHEREAS, the Company and the Executive previously entered into that certain Amended and Restated Employment Agreement, effective as of October 12, 2021, as amended by that certain First Amendment thereto, effective as of July 26, 2022 (as amended, the “Employment Agreement”);

    WHEREAS, the Company and the Executive desire to further amend the Employment Agreement as set forth in this Amendment.

    NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions, and conditions set forth in this Amendment, the parties hereby agree as follows, effective as of the date hereof:

1.Additional Retirement Benefits. Section 5 of the Employment Agreement is amended by adding a new subsection (f) that reads as follows:

“(f)    Additional Retirement Benefits. Subject to Section 10(b), if the Executive retires from the homebuilding industry in the manner described in Section 5(c) for purposes of becoming entitled to receive the Special Retirement Bonus (a “Qualified Retirement”), then the Executive shall also be entitled to receive the following additional retirement benefits:

(i)with respect to any equity awards granted under the Equity Plan after October 20, 2025 and at least three (3) months prior to the date of such Qualified Retirement, (A) the enhanced retirement vesting benefits described in such award agreement shall apply to such awards and (B) in the case of stock option awards, such awards shall remain exercisable for the full normal term of such stock option awards, in each case, notwithstanding anything to the contrary set forth in the Equity Plan or any award agreements issued thereunder that would limit such equity award retirement benefits to awards granted at least twelve (12) months prior to retirement or that would limit the exercisability of stock options to a shorter post-termination period;

(ii)the Executive shall retain access to use the Company’s corporate aircraft for personal travel during the period commencing on the Executive’s retirement date and ending on the 5th anniversary thereof (such period, the “Post-Retirement Period”), provided that the Executive reimburses the Company for the costs of such travel in a manner consistent with past practice;

(iii)during the Post-Retirement Period, the Company shall make available to the Executive reasonable access to an administrative assistant employed by the Company to assist the Executive in managing her personal affairs; and

(iv)during the Post-Retirement Period, the Company shall provide to the Executive and her dependents continued access to health insurance benefits that are either provided under the Company’s health insurance plans or are substantially similar thereto (subject to commercial availability), with such benefits to be provided to the Executive at a net-after-tax cost that is substantially equal to the costs applicable to active employees; provided, however, that (i) the Company may provide such benefits through subsidized COBRA participation for the duration of any COBRA eligibility period and (ii) any such health insurance benefit coverage may be secondary to Medicare coverage after the Executive becomes eligible for Medicare coverage.”

2.Except as set forth in this Amendment, all terms of the Employment Agreement shall remain unchanged and in full force and effect and are hereby ratified and confirmed.

3.This Amendment may be executed in multiple counterparts (and may be delivered electronically, by facsimile or in portable document format (.pdf)), each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, this Amendment has been executed by the Company by its duly authorized representative, and by the Executive, as of the effective date set forth above.

EXECUTIVE

/s/ Sheryl D. Palmer
Sheryl D. Palmer

TAYLOR MORRISON, INC.

By: /s/ Todd Merrill
Name: Todd Merrill
Title: EVP, Chief Legal Officer